UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

Aberdeen Japan Equity Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-06142	22-3060893
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, 32nd Floor
Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(800)-522-5465

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The Board of Directors of Aberdeen Japan Equity Fund, Inc. (the “Fund”) has voted to amend Article 1 Section 6 of the Fund’s Amended and Restated By-laws (the “By-laws”) effective March 31, 2017.  Article 1 Section 6, as amended, provides the chairman of a  meeting of stockholders the authority to adjourn a meeting for which there is not a quorum, which is an authority previously held only by the stockholders entitled to vote at the meeting who are present in person or represented by proxy.

As revised Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of a majority of the shares of the common stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the Articles of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, (a) the chairman of the meeting or (b) the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until the requisite amount of stock entitled to vote at such meeting shall be present.  At such adjourned meeting at which the requisite amount of stock entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

Item 9.01.          Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.		Exhibit Description

3.(ii)	—	Amendment to the Amended and Restated By-laws of Aberdeen Japan Equity Fund, Inc., effective March 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aberdeen Japan Equity Fund, Inc.

Date: March 31, 2017

	By:	/s/ Lucia Sitar
Lucia Sitar
Vice President

Exhibit Index

Exhibit No.		Exhibit Description

3.(ii)	—	Amendment to the Amended and Restated By-laws of Aberdeen Japan Equity Fund, Inc., effective March 31, 2017.